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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 17, 2000



                        PAINEWEBBER R&D PARTNERS II, L.P.
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               (Exact Name of Registrant as Specified in Charter)


Delaware                              33-14582                     13-3437420
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(State or Other Jurisdiction       (Commission File              (IRS Employer
of Incorporation)                     Number)                Identification No.)


              1285 Avenue of the Americas, New York, New York 10019
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                    (Address of Principal Executive Offices)


      Registrant's telephone number, including area code: (212) 713-2000
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                                (Not Applicable)
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          (Former Name or Former Address, if Changed Since Last Report)

                        PAINEWEBBER R&D PARTNERS II, L.P.

Item 5.

                  As previously disclosed by the Registrant, on April 4, 2000 pursuant to a purchase agreement (the "DR Purchase Agreement"), the Registrant agreed to sell to Drug Royalty USA, Inc., a Nevada corporation ("DR"), whom the Registrant has been advised is an affiliate of Drug Royalty Corporation, Inc., 7 Class A and 39 Class C Centocor Partners III, L.P. Contractual Payment Interests (the "CPI's") paid by Centocor, Inc. ("Centocor") relating primarily to the sale of ReoPro (a dual receptor glycoprotein IIB/IIA therapeutic manufactured by Centocor) for an aggregate purchase price of $15,444,800, subject to the adjustment.

                  As previously disclosed by the Registrant, on April 4, 2000, the Registrant also agreed to sell to Pharmaceutical Partners, LLC, a Delaware limited liability company and certain of its affiliates (the "Pharma Purchaser"), 8.75 Class A and 40.75 Class C CPI's for an aggregate purchase price of $16,416,400, subject to adjustment, and to distribute to the Pharma Purchaser, as the owners of approximately 28% of the Registrant's units of limited partnership interest, an additional 6.25 Class A and 31.25 Class C CPI's, representing the Pharma Purchaser's pro rata limited partnership interest in the CPI's that the Registrant has made available to sell.

                  The Registrant currently owns 22 Class A and 111 Class C CPI's and, assuming the sales contemplated above were consummated, the Registrant would (i) have sold all of its CPI's; (ii) have been terminated pursuant to the terms of its Partnership Agreement; (iii) have been would up; (iv) have terminated its registration under the Securities Act of 1934; and (v) have terminated its existence under Delaware law.

                  The agreements under which the Registrant agreed to sell its CIPs provide that either party may terminate the agreement if the closing of the sale does not occur by July 15, 2000. On July l7, 2000, the Registrant was advised by DR that the transactions contemplated under the DR Purchase Agreement would not be consummated. As a result, none of the Registrant's CPI's are being sold or distributed to DR or the Pharma Purchaser. However, the Registrant intends to continue to explore means of disposing of its CPI's so that the Registrant can effect the winding-up and termination of the Registrant.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PAINEWEBBER R&D PARTNERS II, L.P.
                                        (Registrant)

                                   By:  PaineWebber Technologies II, L.P.
                                                (General Partner)

                                   By:  PWDC Holding Company
                                        (General Partner of the General Partner)

                                   By:  /s/ Dhananjay Pai
                                        -----------------
                                        Dhananjay Pai
                                        President


Date:    August 3, 2000